Exhibit 99.1

NEWS RELEASE

Bioleum Corporation Acquires Hexas Biomass Inc.

VIRGINIA CITY, NEVADA, December 8, 2025 – Comstock Inc. (NYSE American: LODE, the “Company”) today announced that one of its strategic investees, Bioleum Corporation (“Bioleum”), acquired Hexas Biomass Inc. (“Hexas”), a global leader in the development and deployment of purpose grown energy crops and biomaterials, including all of its intellectual properties and certain liabilities, in exchange for a purchase price of approximately $6.5 million comprised of approximately $3.5 million paid with 146,637 shares of Bioleum common stock at $24 per share, $500,000 in five annual cash payments of $100,000 each, commencing at closing, and $2.5 million of convertible debt, redeemable with cash payments payable from 5% of Hexas’ aggregate revenues or convertible into Bioleum common stock, also at a conversion  price of $24 per share.

Hexas has developed a portfolio of proprietary intellectual properties for the propagation, production, harvesting, and processing of purpose grown crops with proven annual yields exceeding 25 to 30 dry metric tons per acre, or about 4 to 7 times the yields of traditional forestry species. Hexas’ crops are specifically designed to thrive in diverse environments, including marginal and underutilized lands. These crops enhance agricultural ecosystem without disrupting or competing with food production.

The combination of Bioleum’s high yield refining platform and Hexas’ high yield purpose grown crops enables the production of over 100 barrels of biofuel per acre of biomass production per year. For comparison, producers of soy and corn only net about 2 and 10 barrels of biofuel per acre per year, respectively. The production of Hexas’ purpose grown crops transforms marginal agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost domestic energy independence and expand rural economies using regenerative agricultural practices.

“Hexas was founded to make the highest and best use of natural resources by providing industries with access to abundant, carbon negative, and ecologically positive feedstocks,” said Wendy Owens, Hexas’ founder and chief executive officer. “Bioleum’s acquisition will help us to execute on that vision by accelerating commercialization and global deployment of our technologies in biofuels and multiple other biobased applications. We are very excited to continue our established track record of bioproducts leadership as we join Bioleum’s integrated system and growing team.”

“Incorporating a proprietary low-cost feedstock model into our system provides unprecedented benefits for our refining solutions and targeted supply chain partners,” added Kevin Kreisler, Bioleum’s chief executive officer. “While our solutions are designed to process most known forms of lignocellulosic biomass, the Hexas technologies will allow us to enhance, supplement, and/or dramatically expand locally available biomass by “anchoring” each of our owned and licensed refineries with a dedicated, perpetual feedstock supply, ensuring the reliability, consistency, scale, and pricing needed to minimize risk and maximize profitability.”

The U.S. DOE has previously estimated that America can produce over of one billion tons per year of waste wood and other forms of biomass for conversion into transportation fuels. That’s enough to produce more than 3 billion barrels of fuel per year with Bioleum’s refining solutions, but much of this biomass is widely dispersed and subject to regulatory, collection, and other sources of regional variability. Converting just 40 million underutilized acres of non-food producing land into profitable purpose grown biomass farms with Hexas’ high yield crops could provide enough feedstock to double that output while decreasing variability and risk for new renewable fuel projects.

Kreisler concluded, “Our ambition is to build shareholder value by systemically empowering agricultural, forestry, pulp and paper, renewable fuels, petroleum, energy, and mobility stakeholders to license and deploy our solutions across their respective industries at speeds that are far greater than Bioleum, or any other company, could ever achieve on its own. We are laser focused on developing, deploying, and enabling that system, and we couldn’t be more excited to complete this transaction.”

As part of Bioleum’s system, Hexas will continue servicing customers worldwide in the energy, including biofuels, structural and non-structural products sectors by supplying XanoFiber™ (and other purpose grown biomass from its proprietary giant grasses) to them as a low-cost, drop-in ready, reliable supply of biomass. Owens will continue to run Hexas as its president.

About Hexas Biomass Inc.

Hexas Biomass Inc. is an award-winning biomaterials company focused on the production of low-cost, plant-based raw materials that replace wood, food crops for fuel, and fossil fuel-based raw materials in multiple applications. Hexas’ proprietary purpose grown biomass leaves trees standing, farmland for food not fuel, and fossil fuels in the ground. Learn more at www.hexas.com.

About Bioleum Corporation

Bioleum Corporation develops and commercializes technologies that convert lignocellulosic biomass, such as purpose-grown crops and wood residues, into low-carbon fuels and refinery intermediates, including ethanol, SAF, renewable diesel, and gasoline. The company is advancing its first commercial facility in Oklahoma and operates pilot assets in Wisconsin, supported by partnerships spanning biomass supply, industrial integration, and research institutions. Learn more at www.bioleum.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies, systems and supply chains that enable, support and sustain clean energy systems by efficiently, effectively, and expediently extracting and converting under-utilized natural resources into reusable metals, like silver, aluminum, gold, and other critical minerals, primarily from end-of-life photovoltaics.

To learn more about Comstock, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

Judd B. Merrill, Chief Financial Officer

Tel (775) 413-6222

ir@comstockinc.com

For media inquiries:

Zach Spencer, Director of External Relations

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

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These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, spin-offs or similar distribution transactions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company or any other issuer.